UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2024

METHODE ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33731	36-2090085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue
Chicago, Illinois		60631-3518
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 867-6777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	MEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2024, Methode Electronics, Inc. (the “Company” or “Methode”) announced the appointment of Jon DeGaynor as the Company’s new President and Chief Executive Officer, starting July 15, 2024. Mr. DeGaynor will replace Kevin Nystrom, who has served as Interim Chief Executive Officer since May 7, 2024. In connection with his appointment, the Board of Directors has increased the size of the Board from ten to eleven members and has appointed Mr. DeGaynor to the vacancy created, effective as of the commencement of his employment.

Mr. DeGaynor, age 58, previously served as President and CEO of Stoneridge, Inc., a publicly traded global designer and manufacturer of highly engineered electrical and electronic systems, components, and modules for the automotive, commercial, off-highway and agricultural vehicle markets, from 2015 to 2023. Prior to joining Stoneridge, Mr. DeGaynor was Vice President of Strategic Planning and Innovation at Guardian Industries Corp. (“Guardian”), a manufacturer of industrial glass and other building products for commercial, residential and automotive applications. From 2008 to 2014, he served as Vice President of Business Development and Managing Director of Asia for SRG Global, Inc., a Guardian company and manufacturer of chrome plated parts for the automotive, commercial truck and consumer goods industries. From 2005 to 2008, he was the Chief Operating Officer, International for Autocam Corporation, a manufacturer of precision‐machine components for the automotive industry. Mr. DeGaynor currently serves as non-employee Executive Chairman of Racing and Performance, Inc., an automotive performance systems supplier in the aftermarket space. Mr. DeGaynor received a Bachelor of Science in mechanical engineering from the University of Michigan and an MBA from the Wharton School of the University of Pennsylvania.

In connection with the appointment of Mr. DeGaynor, the Company and Mr. DeGaynor entered into an Offer Letter, dated as of June 24, 2024 (the “Offer Letter”), outlining the terms of his employment and certain compensatory arrangements. Under the Offer Letter, which was approved by the Compensation Committee of the Company’s Board of Directors, Mr. DeGaynor will be entitled to receive the following compensation:

•
a base salary at a rate of $1,000,000 annually;
•
eligibility for an annual bonus with a target amount equal to 125% of his base salary based on the metrics established by the Compensation Committee for other executive officers, prorated for the Company’s fiscal year ending May 3, 2025 (“fiscal 2025”), with bonuses and target amounts for years after fiscal 2025 to be set by the Compensation Committee after consultation with Mr. DeGaynor;
•
an annual award in the amount of $4,000,000 using the market price of the Company’s common stock on the first day of employment and prorated for fiscal 2025, 40% of which shall be time-vested restricted stock units vesting one-third on each of April 30, 2025, April 30, 2026, and April 30, 2027, and 60% of which shall be performance-based restricted stock units with vesting for the initial grant based on total shareholder return (with a target of 15% annualized TSR through the end of fiscal 2027, a threshold payout of 50% at 10% annualized TSR and a maximum payout of 150% at 20% annualized TSR); awards in subsequent years will be based on performance goals designed by the Compensation Committee in its sole discretion after consultation with Mr. DeGaynor;
•
a restricted stock unit grant valued at $500,000, using the market price of the Company’s common stock on the first day of employment, vesting 50% as of the first two anniversary dates of the grant date, representing a sign-on bonus;
•
certain relocation and personal travel expenses; and
•
participation in Company benefit plans as made available to similarly situated employees.

Upon commencement of his employment, Mr. DeGaynor will enter into a change of control agreement, on similar terms to those entered into with other executive officers, under which he would be eligible to receive three times his annual salary and target bonus in the event that he is terminated without cause within 24 months after a change of control of Methode, or if he resigns for good reason (as defined in that agreement) during the same period.

Upon commencement of his employment, Mr. DeGaynor will also enter into a severance agreement providing that in the event his employment with Methode were to be terminated without cause, he would be entitled to receive a severance payment equal to two times the sum of (i) his annualized salary in effect at the time of the termination plus (ii) his target bonus amount for the fiscal year in which the termination occurs, paid over a two year period in equal installments. In addition, Mr. DeGaynor would be entitled under the same circumstances to (a) a pro rata portion (based on the number of days in the fiscal year through the date of termination) of the actual bonus payment he would have received for the fiscal year had he remained employed until the date the annual bonus would ordinarily have been paid, and (b) Company payment of continued COBRA premiums for up to 18 months. In each case, the Company’s payment obligations would be contingent upon Mr. DeGaynor executing a general release and complying with any non-disclosure, non-solicitation, non-competition or similar obligations.

The foregoing description of the Offer Letter and its exhibits is a summary of the terms contained therein and is qualified in its entirety by reference to the terms of the Offer Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no other understandings or arrangements between Mr. DeGaynor and any other person pursuant to which Mr. DeGaynor was appointed to serve as the Company’s Chief Executive Officer. There are no existing relationships between Mr. DeGaynor and any person that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationships that would require disclosure under Item 401(d) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On June 25, 2024, the Company issued a press release announcing Mr. DeGaynor’s appointment as President and Chief Executive Officer and that it will release its fourth quarter results for the period ended April 27, 2024 before the market opens on July 11, 2024. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document

Item 9.01 Financial Statements and Exhibits.

d)
Exhibits:

Exhibit Number	Description
10.1	Offer Letter dated June 24, 2024
99.1	Press Release of Methode Electronics, Inc. dated June 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Methode Electronics, Inc.

Date:	June 25, 2024	By:	/s/ Ronald L.G. Tsoumas
Ronald L.G. Tsoumas Chief Financial Officer